                                                                    Exhibit 10.3


THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.


                        12% MANDATORILY CONVERTIBLE NOTE
                        --------------------------------


$                                                                  March 2, 2007
 ---------------

        FOR VALUE RECEIVED, Narrowstep Inc., a Delaware corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of ________________ (the "HOLDER"), having an address at
__________________________, at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of _____________ United States Dollars ($______________), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to twelve percent (12%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum and continuing on the outstanding principal until this 12% Convertible Note (the "NOTE") is automatically converted into other securities of the Company as provided herein or indefeasibly and irrevocably paid in full by the Company. Interest on this Note shall accrue and shall be payable on the Stated Maturity Date (as defined below). Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on March 2, 2009 (the "STATED MATURITY DATE"). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

        This Note is one of a series of Notes (the "COMPANY NOTES") of like tenor in an aggregate principal amount of up to Ten Million United States Dollars ($10,000,000) issued by the Company pursuant to the terms of the Purchase Agreement (as defined below).

        1. DEFINITIONS. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

                "BOARD" shall mean the Board of Directors of Company.

                "BUSINESS DAY" means any day, other than a Saturday, Sunday or legal holiday, on which banks in New York City are open for the general transaction of business.

                "COMPANY" has the meaning set forth in the first paragraph hereof.

                "COMPANY NOTES" has the meaning set forth in the second paragraph hereof.

                "COMPANY SALE" shall be deemed to have occurred if, at any time
(i) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or (ii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person.

                "CONVERSION SECURITIES" shall mean (i) if the Mandatory Conversion Event is the closing of a Qualified Financing, the securities issued in the Qualified Financing and (ii) if the Mandatory Conversion Event is the closing of a Company Sale, shares of Common Stock.

                "EVENT OF DEFAULT" has the meaning set forth in Section 6 hereof.

                "HOLDER" has the meaning set forth in the first paragraph hereof.

                "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

                "MAJORITY HOLDERS" has the meaning set forth in Section 8 hereof.

                "MANDATORY CONVERSION DATE" has the meaning set forth in Section 4(a) hereof.

                "MANDATORY CONVERSION EVENT" means the earlier to occur of either (i) the closing of a Qualified Financing or (ii) a Company Sale.

                "NOTE" has the meaning set forth in the first paragraph hereof.

                "PERMITTED LIENS" means:

                (a) restrictions on transfers of securities imposed by applicable securities laws;

                (b) Liens on the property of a Person existing at the time such Person became a Subsidiary or such property was acquired from such Person; provided, however, that any such Lien may not extend to any other property (other than accessions to and proceeds thereof) provided, further, that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary or such property was acquired from such Person;

                (c) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

                (d) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company's books and records in accordance with U.S. generally accepted accounting principles, consistently applied;

                (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings;

                (f) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                (g) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                (h) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries.

                "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                "PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated as of March 2, 2007, and as that agreement may be amended from time to time, by and among the Company and the Investors.

                "QUALIFIED FINANCING" means a private placement by the Company of its equity or equity inked securities to one or more accredited investors (at least one or more of which are not Affiliates of the Company) pursuant to which the Company receives gross proceeds of at least $3 million.

                "QUALIFIED FINANCING DOCUMENTS" means the definitive documentation entered into by the Company and the investors in connection with the Qualified Financing, including, without limitation, customary registration rights provisions.

                "STATED MATURITY DATE" has the meaning set forth in the first paragraph hereof.

                "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

        2. PURCHASE AGREEMENT. This Note is one of the several 12% Mandatorily Convertible Notes of the Company issued pursuant to the Purchase Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any Person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

        3. NO RIGHT OF PREPAYMENT OR REDEMPTION. This Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

        4.      AUTOMATIC CONVERSION.

                (a) Neither this Note nor any portion of this Note shall be convertible at any time unless and until a Mandatory Conversion Event shall have occurred. Upon the occurrence of a Mandatory Conversion Event, all of the principal amount of this Note and any accrued and unpaid interest due hereon shall automatically and without any action on the part of the Holder convert on a dollar-for-dollar basis, less a discount of 10%, into Conversion Securities. If the Mandatory Conversion Event is the closing of a Company Sale, for purposes of applying the discount, the Common Stock shall be valued at the per share consideration paid for shares of Common Stock in the Company Sale. So, for example, if the per share price for the Common Stock to be paid in the event of a Company Sale is $2.00, the Note would convert into shares of Common Stock at a conversion price of $1.80. The date on which the Mandatory Conversion Event occurs is hereinafter referred to as the "Mandatory Conversion Date." The Company shall notify the Holder at least five Business Days prior to the expected Mandatory Conversion Date. The Holder shall keep such notice confidential and shall not effect any transaction in securities of the Company from and after receipt of the Company's notice and until such transactions are again permitted pursuant to the Qualified Financing Documents.

                (b) No later than the Business Day immediately prior to the Mandatory Conversion Date, the Holder of this Note shall deliver to the Company
(i) this Note (or, in lieu thereof, an appropriate lost security affidavit in the event this Note shall have been lost or destroyed, together with a customary indemnity agreement) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder), together with a statement of the name or names (with address) in which the certificate or certificates for the Conversion Securities issuable upon such conversion shall be issued and (ii) to the extent applicable, executed counterparts of the Qualified Financing Documents executed by the investors in the Qualified Financing. Promptly following the Mandatory Conversion Date and the surrender of this Note (or, in lieu thereof, delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed, together with a customary indemnity agreement) and such counterparts as aforesaid, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, certificates representing the Conversion Securities into which this Note has been converted. The conversion shall be deemed to have been effected, as of the close of business on the Mandatory Conversion Date, and at such time, the rights of the Holder shall cease with respect to this Note, and the Person or Persons in whose name or names any Conversion Securities shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Conversion Securities.

                (c) No fractional interest in any Conversion Security shall be issued upon any conversion of this Note. If any fractional interest would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, such fractional interest shall be rounded down to nearest whole number or amount, as applicable.

        5.      COVENANTS.

                (a) So long as any amount due under this Note is outstanding and until the earlier of (i) the indefeasible payment in full of all amounts payable by the Company hereunder and (ii) the conversion of this Note:

                (i) The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

                (ii) The Company shall promptly notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

                (iii) The Company shall and shall cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

                (iv) The Company shall and shall cause each Subsidiary to use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and use commercially reasonable efforts to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted.

                (b) So long as any amount due under this Note is outstanding and until the earlier of (i) the indefeasible payment in full of all amounts payable by the Company hereunder and (ii) the conversion of this Note, without the prior written consent of the Majority Holders (for purposes of this Section 5(b), any Company Notes held by any employee, director or officer of the Company or any Subsidiary shall not be deemed to be outstanding):

                (i) The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than Permitted Liens. The Company shall not, and shall cause each Subsidiary not to, be bound by any agreement which limits the ability of the Company or any Subsidiary to grant Liens.

                (ii) The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or pay any dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing (each of the foregoing is herein called a "RESTRICTED PAYMENT"); provided, that (i) the Company may make payments of interest, premium if any, and principal of the Notes in accordance with the terms hereof, (ii) provided that no Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing, the Company and its Subsidiaries may make regularly scheduled payments of interest and principal of any Permitted Indebtedness, (iv) any Subsidiary directly or indirectly wholly owned by the Company may pay dividends on its capital stock and (v) the Company may repurchase capital stock from a former employee in connection with the termination or other departure of such employee, strictly in accordance with the terms of any agreement entered into with such employee, provided that (A) such repurchase is approved by a majority of the Board, (B) payments permitted under this clause (v) shall not exceed Five Hundred Thousand United States Dollars ($500,000) in the aggregate, and (C) no such payment may be made if an Event of Default or an event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing or would result from such payment.

        6. EVENT OF DEFAULT. The occurrence of any of following events shall constitute an "EVENT OF DEFAULT" hereunder:

                (a) the failure of the Company to make any payment of principal on this Note when due, whether at maturity, upon acceleration or otherwise;

                (b) the failure of the Company to make any payment of interest on this Note when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than thirty (30) days;

                (c) the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness of Five Hundred Thousand United States Dollars ($500,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;

                (d) there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company or its Subsidiaries of Five Hundred Thousand United States Dollars ($500,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten
(10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

                (e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under title 11 of the United States Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

                (f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds Five Hundred Thousand United States Dollars ($500,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as the Company or the Subsidiary affected thereby is in compliance with the terms of such judgment;

                (g) the Company is in breach of the requirements of Section 5(b) hereof; or

                (h) if any representation or statement of fact made in any Transaction Document by the Company proves to have been false in any material respect when made or furnished.

                Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (d) and (f) through (h), and (B) automatically, with respect to (e). Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity. If an Event of Default occurs, the Company shall pay to the

Holder the reasonable attorneys' fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder and under the other Transaction Documents.

        7. NO WAIVER. To the extent permitted by applicable law, no delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

        8. AMENDMENTS IN WRITING. Any term of this Note may be amended or waived upon the written consent of the Company and the holders of Company Notes representing at least 50% of the principal amount of Company Notes then outstanding (the "MAJORITY HOLDERS"); PROVIDED, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Stated Maturity Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon or (iii) change the place of payment of this Note. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

        9. WAIVERS. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

        10. WAIVER OF JURY TRIAL. THE COMPANY, AND BY ACCEPTING THIS NOTE THE HOLDER, EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY AND THE HOLDER EACH HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

        11. GOVERNING LAW; CONSENT TO JURISDICTION. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        12. COSTS. If action is instituted to collect on this Note, the Company promises to pay all reasonable costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

        13. NOTICES. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

        14. SUCCESSORS AND ASSIGNS. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.


                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this 12% Mandatorily Convertible Note to be signed in its name, effective as of the date first above written.

                                            NARROWSTEP INC.



                                            By:
                                                --------------------------------
                                                Name:  Lisa VanPatten
                                                Title: Chief Financial Officer